FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES SECOND QUARTER 2012 RESULTS
Strong Margins Lead to Outstanding Quarter and Significant Debt Reduction

EL PASO, Texas - August 2, 2012 - Western Refining, Inc. (NYSE: WNR) today reported second quarter 2012 net income, excluding special items, of $205.0 million, or $1.89 per diluted share. This compares to second quarter 2011 net income, excluding special items, of $102.9 million, or $0.97 per diluted share. Including special items, the Company recorded second quarter 2012 net income of $238.5 million, or $2.19 per diluted share, as compared to net income of $100.1 million, or $0.94 per diluted share for the second quarter of 2011. The special items in the second quarter of 2012 included a non-cash unrealized pre-tax hedging gain of $59.6 million. The quarter-on-quarter improvement in net income, excluding special items, was due in large part to higher refining margins, access to price advantaged crude oils, and reduced interest expenses. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's President and Chief Executive Officer, said, “Western had another outstanding quarter. Our margins continue to be very good and our refineries ran well. This resulted in strong cash generation which allowed us to retire the remaining $292 million balance of our Term Loan. Over the last 12 months, we have reduced total debt by $566 million which will significantly reduce our interest expense going forward."
For the second quarter of 2012, Adjusted EBITDA was $365.9 million compared to Adjusted EBITDA of $233.0 million for the second quarter of 2011. Total debt as of June 30, 2012 was $491.8 million and cash was $346.1 million. This resulted in net debt of $145.7 million at the end of the quarter.
Looking forward, Stevens said, "We have positioned Western to continue to benefit from the strong margin environment. Our logistics projects will give us access to the expanding shale crude oil production in the Permian Basin. Western will continue to look for opportunities to enter into additional crack spread hedges on future production. We believe these actions will result in strong future financial results for the Company. We recently announced a share repurchase program of up to $200 million and a dividend of $0.08 per share for the third quarter, which is double the second quarter dividend. Both of these steps are consistent with our goal of enhancing shareholder value."
Conference Call Information
A conference call is scheduled for Thursday, August 2, 2012, at 11:00 a.m. ET to discuss Western's financial results. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 92342637. The audio replay will be available two hours after the end of the call through August 9, 2012, by dialing (800) 585-8367 or (404) 537-3406, passcode: 92342637.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash unrealized net gains and losses from our commodity hedging activities and the non-cash loss on extinguishment of debt for the quarter ended June 30, 2012 and 2011. We have excluded these amounts to provide a better analysis of changes in our business from period-to-period.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso and Gallup, New Mexico.Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the PSLRA. The forward-looking statements contained herein include statements about: our ability to continue to benefit from the strong margin environment; our access to expanding shale crude oil production in the Permian Basin; future crack spread hedges; and our ability to achieve strong future financial benefits. These statements are subject to the general risks inherent in the Company's business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks and uncertainties, many of which are beyond Western's control, which could result in Western's expectations not being realized, or otherwise materially affect Western's financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,469,348	$2,557,884	$4,808,560	$4,397,472
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,899,684	2,188,184	4,136,186	3,800,911
Direct operating expenses (exclusive of depreciation and amortization) (1)	116,792	117,405	232,373	228,412
Selling, general, and administrative expenses	27,316	24,807	53,097	48,834
Gain on disposal of assets, net	—	—	(1,891)	(3,630)
Maintenance turnaround expense	1,862	704	2,312	704
Depreciation and amortization	22,767	34,349	45,531	69,720
Total operating costs and expenses	2,068,421	2,365,449	4,467,608	4,144,951
Operating income	400,927	192,435	340,952	252,521
Other income (expense):
Interest income	202	139	395	231
Interest expense and other financing costs	(21,808)	(33,504)	(45,930)	(67,996)
Amortization of loan fees	(1,771)	(2,239)	(3,578)	(4,574)
Loss on extinguishment of debt	(7,654)	—	(7,654)	(4,641)
Other, net	(279)	880	1,283	1,168
Income before income taxes	369,617	157,711	285,468	176,709
Provision for income taxes	(131,113)	(57,640)	(100,468)	(64,413)
Net income	$238,504	$100,071	$185,000	$112,296
Basic earnings (loss) per share	$2.63	$1.10	$2.04	$1.24
Diluted earnings (loss) per share	$2.19	$0.94	$1.75	$1.09
Cash dividends declared per common share	$—	$—	$0.08	$—
Weighted average basic shares outstanding	90,024	89,083	89,684	88,727
Weighted average dilutive shares outstanding	110,535	109,792	110,163	109,630
Cash Flow Data
Net cash provided by (used in):
Operating activities	$306,014	$165,803	$348,857	$144,762
Investing activities	116,135	(15,195)	161,249	(14,367)
Financing activities	(297,047)	10,664	(334,838)	(17,102)
Other Data
Adjusted EBITDA (2)	$365,897	$233,014	$548,880	$344,699
Capital expenditures	37,159	15,223	59,397	26,002
Balance Sheet Data (at end of period)
Cash and cash equivalents			$346,097	$173,205
Restricted cash			—	—
Working capital			685,819	520,953
Total assets			2,410,535	2,834,352
Total debt			491,798	1,057,625
Stockholders’ equity			1,005,125	795,616

(1)
Excludes $1,256.7 million, $2,529.1 million, $1,185.2 million, and $2,286.1 million of intercompany sales; $1,254.9 million, $2,525.8 million, $1,182.1 million, and $2,280.7 million of intercompany cost of products sold; and $1.8 million, $3.3 million, $3.1 million, and $5.4 million of intercompany direct operating expenses for the three and six months ended June 30, 2012 and 2011, respectively.

(2)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles, or GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and certain non-cash charges, which are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)
Net income	$238,504	$100,071	$185,000	$112,296
Interest expense and other financing costs	21,808	33,504	45,930	67,996
Provision for income taxes	131,113	57,640	100,468	64,413
Amortization of loan fees	1,771	2,239	3,578	4,574
Depreciation and amortization	22,767	34,349	45,531	69,720
Maintenance turnaround expense	1,862	704	2,312	704
Loss on extinguishment of debt	7,654	—	7,654	4,641
Unrealized (gain) loss on commodity hedging transactions (a)	(59,582)	4,507	158,407	20,355
Adjusted EBITDA	$365,897	$233,014	$548,880	$344,699

(a)Adjusted EBITDA for the three and six months ended June 30, 2011 as previously reported has been increased by $4.5 million and $20.4 million, respectively, for the impact of unrealized losses related to our commodity hedging transactions. We believe this to be a better representation of EBITDA given the non-cash, potentially volatile nature of commodity hedging.

Refining Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$2,171,574	$2,258,626	$4,315,211	$3,969,343
Operating costs and expenses:
Cost of products sold (exclusive of depreciation) (1)	1,674,490	1,932,706	3,768,035	3,470,872
Direct operating expenses (exclusive of depreciation and amortization)	76,579	85,945	151,688	167,082
Selling, general, and administrative expenses	6,546	6,695	13,056	12,897
Gain on disposal of assets, net	—	—	(1,382)	(3,630)
Maintenance turnaround expense	1,862	704	2,312	704
Depreciation and amortization	18,652	30,141	37,351	61,193
Total operating costs and expenses	1,778,129	2,056,191	3,971,060	3,709,118
Operating income	$393,445	$202,435	$344,151	$260,225
Key Operating Statistics
Total sales volume (bpd) (2)	191,704	192,364	188,998	178,395
Total refinery production (bpd)	155,487	150,730	149,164	135,204
Total refinery throughput (bpd) (3)	157,960	152,945	151,396	137,334
Per barrel of throughput:
Refinery gross margin (1)(4)	$34.58	$23.42	$19.86	$20.05
Gross profit (1)(4)	33.28	21.25	18.50	17.59
Direct operating expenses (5)	5.33	6.18	5.51	6.72

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
All Refineries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	80,085	77,979	77,450	72,341
Diesel and jet fuel	64,699	62,903	62,001	54,644
Residuum	6,491	6,176	5,409	4,871
Other	4,212	3,672	4,304	3,348
Total refinery production (bpd)	155,487	150,730	149,164	135,204
Refinery throughput (bpd):
Sweet crude oil	120,862	121,131	115,133	107,637
Sour or heavy crude oil	26,823	23,273	24,683	19,862
Other feedstocks and blendstocks	10,275	8,541	11,580	9,835
Total refinery throughput (bpd) (3)	157,960	152,945	151,396	137,334

El Paso Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	63,467	63,281	60,960	56,620
Diesel and jet fuel	57,137	56,392	54,871	48,014
Residuum	6,491	6,176	5,409	4,871
Other	3,259	2,966	3,383	2,579
Total refinery production (bpd)	130,354	128,815	124,623	112,084
Refinery throughput (bpd):
Sweet crude oil	97,862	99,512	92,846	85,844
Sour or heavy crude oil	26,823	23,273	24,683	19,862
Other feedstocks and blendstocks	7,472	7,668	8,747	7,942
Total refinery throughput (bpd) (3)	132,157	130,453	126,276	113,648
Total sales volume (bpd) (2)	156,792	158,339	155,837	144,967
Per barrel of throughput:
Refinery gross margin (1)(4)	$31.91	$24.65	$26.85	$22.13
Direct operating expenses (5)	3.91	4.12	4.23	4.88

Gallup Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	16,618	14,698	16,490	15,721
Diesel and jet fuel	7,562	6,511	7,130	6,630
Other	953	706	921	769
Total refinery production (bpd)	25,133	21,915	24,541	23,120
Refinery throughput (bpd):
Sweet crude oil	23,000	21,619	22,287	21,793
Other feedstocks and blendstocks	2,803	873	2,833	1,893
Total refinery throughput (bpd) (3)	25,803	22,492	25,120	23,686
Total sales volume (bpd) (2)	34,911	33,969	33,129	33,401
Per barrel of throughput:
Refinery gross margin (1)(4)	$31.95	$29.35	$26.89	$24.30
Direct operating expenses (5)	7.98	10.65	8.27	8.58

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,171,574	$2,258,626	$4,315,211	$3,969,343
Cost of products sold (exclusive of depreciation and amortization)	1,674,490	1,932,706	3,768,035	3,470,872
Depreciation and amortization	18,652	30,141	37,351	61,193
Gross profit	478,432	295,779	509,825	437,278
Plus depreciation and amortization	18,652	30,141	37,351	61,193
Refinery gross margin	$497,084	$325,920	$547,176	$498,471
Refinery gross margin per refinery throughput barrel	$34.58	$23.42	$19.86	$20.05
Gross profit per refinery throughput barrel	$33.28	$21.25	$18.50	$17.59

(1)
Cost of products sold for the combined refining segment includes $59.6 million of net non-cash unrealized hedging gains and $158.4 million, $3.7 million, and $18.6 million of net non-cash unrealized hedging losses for the three and six months ended June 30, 2012 and 2011, respectively. The net non-cash unrealized hedging gains and losses are also included in gross profit and refinery gross margin.

(2)	Sales volume includes sales of refined products sourced primarily from our refinery production as well as some refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold (which includes net non-cash unrealized hedging losses) by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$1,244,022	$1,256,000	$2,436,086	$2,302,021
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,207,351	1,235,100	2,373,882	2,245,250
Direct operating expenses (exclusive of depreciation and amortization)	16,778	16,292	35,100	32,062
Selling, general, and administrative expenses	2,809	2,871	5,124	4,917
Gain on disposal of assets, net	—	—	(509)	—
Depreciation and amortization	950	1,088	1,904	2,224
Total operating costs and expenses	1,227,888	1,255,351	2,415,501	2,284,453
Operating income	$16,134	$649	$20,585	$17,568
Operating Data
Fuel gallons sold (in thousands)	386,146	381,496	753,374	741,590
Fuel margin per gallon (1)	$0.09	$0.04	$0.07	$0.07
Lubricant sales	$32,161	$29,178	$63,887	$55,354
Lubricant margin (2)	10.2%	12.8%	10.0%	12.5%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,293,362	$1,309,833	$2,531,752	$2,413,195
Excise taxes included in fuel sales	(89,830)	(91,163)	(177,073)	(182,714)
Lubricant sales	32,161	29,178	63,887	55,354
Other sales	8,329	8,152	17,520	16,186
Net sales	$1,244,022	$1,256,000	$2,436,086	$2,302,021
Cost of Products Sold
Fuel cost of products sold	$1,264,538	$1,297,825	$2,485,233	$2,372,952
Excise taxes included in fuel cost of products sold	(89,830)	(91,163)	(177,073)	(182,714)
Lubricant cost of products sold	28,881	25,448	57,480	48,424
Other cost of products sold	3,762	2,990	8,242	6,588
Cost of products sold	$1,207,351	$1,235,100	$2,373,882	$2,245,250
Fuel margin per gallon (1)	$0.09	$0.04	$0.07	$0.07

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$310,426	$228,419	$586,339	$412,162
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	272,755	202,460	520,007	365,513
Direct operating expenses (exclusive of depreciation and amortization)	25,197	18,247	48,923	34,598
Selling, general, and administrative expenses	1,969	1,896	3,909	3,022
Depreciation and amortization	2,605	2,386	5,122	4,822
Total operating costs and expenses	302,526	224,989	577,961	407,955
Operating income	$7,900	$3,430	$8,378	$4,207
Operating Data
Fuel gallons sold (in thousands)	70,953	51,688	138,525	97,963
Fuel margin per gallon (1)	$0.23	$0.20	$0.20	$0.18
Merchandise sales	$62,947	$49,472	$119,486	$93,118
Merchandise margin (2)	30.3%	28.5%	29.4%	28.4%
Operating retail outlets at period end			222	169

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$265,672	$192,725	$501,277	$344,431
Excise taxes included in fuel sales	(27,014)	(19,736)	(53,503)	(37,665)
Merchandise sales	62,947	49,472	119,486	93,118
Other sales	8,821	5,958	19,079	12,278
Net sales	$310,426	$228,419	$586,339	$412,162
Cost of Products Sold
Fuel cost of products sold	$249,181	$182,246	$474,229	$326,998
Excise taxes included in fuel cost of products sold	(27,014)	(19,736)	(53,503)	(37,665)
Merchandise cost of products sold	43,851	35,375	84,335	66,683
Other cost of products sold	6,737	4,575	14,946	9,497
Cost of products sold	$272,755	$202,460	$520,007	$365,513
Fuel margin per gallon (1)	$0.23	$0.20	$0.20	$0.18

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Reported diluted earnings per share	$2.19	$0.94	$1.75	$1.09
Income before income taxes	$369,617	$157,711	$285,468	$176,709
Unrealized (gain) loss on commodity hedging transactions	(59,582)	4,507	158,407	20,355
Loss on extinguishment of debt	7,654	—	7,654	4,641
Earnings before income taxes excluding special items	317,689	162,218	451,529	201,705
Recomputed income taxes after special items	(112,684)	(59,291)	(158,893)	(73,521)
Net income excluding special items	$205,005	$102,927	$292,636	$128,184
Diluted earnings per share excluding special items	$1.89	$0.97	$2.73	$1.24

Diluted earnings per share, excluding special items, includes tax-effected interest related to our convertible debt in the numerator and it includes 20.51 million and 20.48 million as if-converted shares for our convertible debt and restricted stock in the denominator for the three and six months ended June 30, 2012, respectively.